UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 13, 2009

MAGUIRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

213-626-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit 99.1	Press release dated June 18, 2009

Section 7—Regulation FD

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose. Such information shall not be deemed incorporated by reference into any filing, regardless of any general incorporation language in such filing.

On June 18, 2009, we issued a press release announcing the extension of our Lantana Media Campus Construction loan, a copy of which is furnished as Exhibit 99.1 herewith.

Section 8—Other Events

Item 8.01	Other Events.

On June 13, 2009, we entered into a loan modification agreement to extend the maturity date of our Lantana Media Campus construction loan, which now matures on September 30, 2009. We are able to further extend the maturity date of this loan to June 13, 2010, subject to making a principal payment of approximately $5.5 million and that the loan is not in default at the time of extension. Effective June 13, 2009, the loan bears interest at (i) LIBOR plus 4.00% or (ii) the base rate, as defined in the November 2008 loan modification agreement, plus 2.25%. No principal paydown was made in connection with the extension of this loan, and the maximum amount available for draws under the loan continues to be $88.0 million.

We hold a forward-starting interest rate swap that was purchased to hedge the interest rate on permanent financing for our Lantana Media Campus construction loan. This swap had a mandatory early termination date of September 19, 2009. As of March 31, 2009, the termination value of the swap was a liability of $22.9 million. During June 2009, we reached an agreement with our counterparty to terminate the swap for $11.3 million as a result of recent movement in treasury rates, one-half of which was paid during June 2009 while the other half will be paid during July 2009.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1**	Press release dated June 18, 2009 regarding the extension of the Lantana Media Campus construction loan

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC. Registrant

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams Senior Vice President, General Counsel and Secretary

Dated: June 18, 2009